THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
(Seller)
and

THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
(Servicer)
and

FIRST TRUST NATIONAL ASSOCIATION
(Trustee)
___________________________

AMENDMENT NO. 1

Dated as of November 10, 1995

TO

POOLING AND SERVICING AGREEMENT

DATED AS OF February 16, 1994

___________________________

$450,857,728.46
Mortgage Pass-Through Certificates

Series 1994-8

AMENDMENT NO. 1, dated as of November 10, 1995, ("Amendment"), to the Pooling and Servicing Agreement dated as of February 16, 1994 (the "Agreement") among THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as seller (the "Seller"), THE PRUDENTIAL HOME MORTGAGE COMPANY, INC., as servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

WHEREAS, Section 10.01 of the Agreement provides, among other things, that the Seller, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class or Subclass.

WHEREAS, the Seller, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment and have obtained the consent of the Holder of 100% Percentage Interest of the Class A-18 Certificates and the Opinion of Counsel required by Section 10.01 in connection with such amendment. NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Servicer and the Trustee agree as follows:

All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.
Section 1. Amendment of Section 1.01. Article I of the Agreement is hereby amended as follows:

(a)    The definition of "Denomination" is amended to read as follows:
Denomination: The amount, if any, specified on the face of each Certificate (other than a Class A-8 or Class A-18 Certificate) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to a Class A-8 Certificate, the amount specified on the face of such Certificate representing the portion of the Original Class A-8 Notional Amount evidenced by such Certificate. As to a Class A-18 Certificate, the amount specified on the face of such Certificate representing the portion of the Initial Class A-18 Notional Amount evidenced by such Certificate.

(b) A new definition "Initial Class A-18 Notional Amount" is added to read as follows:
Initial Class A-18 Notional Amount: The Initial Class A-18 Notional Amount as set forth in Section 11.29.

(c) The third sentence of the definition of "Percentage Interest" is amended to read as follows:
With respect to a Class A-18 Certificate, the undivided percentage interest obtained by dividing the initial notional amount of such Certificate by the Initial Class A-18 Notional Amount.

Section 2. Amendment of Section 5.01(a). The first sentence of Section 5.01(a) of the Agreement is hereby amended to read as follows:

(a) The Class A, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-18, Class A-R, Class A-LR and Class B Certificates, integral multiples of $1,000 (or $1 in the case of Class B Certificates and any amount in the case of the Class A-18 Certificates) in excess thereof (except, if necessary, for one Certificate of each Class or Subclass that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance of such Subclass or the Original Class B Principal Balance or the Original Class M Principal Balance, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-
17, A-18, A-R, A-LR, B, C and D (reverse side of Certificates) hereto.

Section 3. Amendment of Section 5.02(b) and 5.02(c). Sections 5.02(b) and 5.02(c) of the Agreement are hereby amended to read as follows:

(b) No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws,
(i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer, and (ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Servicer. The Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

(c) No transfer of a Class M or Class B Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Class B Certificate in the form of Exhibit J hereto, or, in the case of such Class M Certificate, in the form of Exhibit K hereto, to the effect that such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan or using the assets of any such Plan to effect such purchases, which representation letter shall not be an expense of the Trustee, the Seller or the Servicer, or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trustee, the Seller or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer. The Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and in the case of the Class B Certificates, the preceding paragraph.

Section 4. Amendment of Section 11.16. Section 11.16 of the Agreement is hereby amended to read as follows:

Section 11.16. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-3, Class A-8, Class A-9, Class A-12, Class A-13, Class A-15, Class A-18, Class A-R and Class A-LR Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000.00. With respect to the Class A-3, Class A-8, Class A-9, Class A-12, Class A-13, or Class A-15 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. With respect to the Class A-18 Certificates, the minimum Percentage Interest eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 5. Amendment of Section 11.17. Section 11.17 of the Agreement is hereby amended to read as follows:

Section 11.17. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-8, Class A-18, Class A-R and Class A-LR Certificates), the Class M Certificates and the Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-8 Certificates represents a $6,200,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-18 Certificates represents a $190,000,000 Initial Class A-18 Notional Amount.

Section 6. Addition of Section 11.29. A new Section 11.29 is added to read as follows:

Section 11.29. Initial Class A-18 Notional Amount. The Initial Class A-18 Notional Amount is $450,794,419.25.

Section 7. Amendment of Exhibit A-18. Exhibit A-18 to the Agreement is hereby amended as attached hereto as Exhibit A.

Section 8.    Amendment of Exhibit J.    Exhibit J to the Agreement is hereby
amended as attached hereto as Exhibit B.

Section 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 10.    Ratification of Agreement.    Except as modified and expressly
amended by this Agreement, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 11.    Governing Law.      This Amendment shall be construed in
accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE PRUDENTIAL HOME MORTGAGE
    SECURITIES COMPANY, INC.
    as Seller
By:
Name:   M. Kathryn Gray
Title:    Vice President

THE PRUDENTIAL HOME MORTGAGE
    COMPANY, INC.
    as Servicer
By:
Name:   M. Kathryn Gray
Title:    Vice President

FIRST TRUST NATIONAL ASSOCIATION
    as Trustee
By:
Name:
Title:

Attest:

By:______________________
Name:____________________
Title:_____________________

STATE OF NEW YORK)
                ss.:
COUNTY OF NEW YORK)
On this 10th day of November, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK)
                ss.:
COUNTY OF NEW YORK)
On this 10th day of November, 1995, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public
[NOTARIAL SEAL]

STATE OF _________)
                ss.:
COUNTY OF ________)
On this _____ day of November, 1995 before me, a notary public in and for the
State of             , personally appeared                        , known to me
who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public
[NOTARIAL SEAL]
STATE OF _________)
                ss.:
COUNTY OF ________)
On this ____ day of  November, 1995 before me, a notary public in and for the
State of              , personally appeared                    , known to me
who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public
[NOTARIAL SEAL]